Exhibit 99.1

Microbot Medical Strengthens LIBERTY® Robotic System Portfolio with Acquisition of Novel FDA-Cleared Devices

Integration with the LIBERTY® Robotic System & One & Done™ Technology May Enable Future Acceleration of Robotic Adoption; Represents an Additional Growth Opportunity by Accessing the $500 Million Chronic Total Occlusion (CTO) Market1 through the Expansion of Robotic Ecosystem for Endovascular Procedures

HINGHAM, Mass., October 7, 2022 – Microbot Medical Inc. (Nasdaq: MBOT) announced today, as a continuation of its recent regulatory and future commercialization activities, together with its strategic mission to enable accessibility to multiple endovascular procedures globally, that it has acquired the assets of privately-held Nitiloop Ltd. The acquisition includes the NovaCross™ family of Microcatheters (NovaCross CTO, NovaCross Xtreme and NovaCross BTK), a U.S. Food and Drug Administration (FDA) cleared family of medical devices intended to facilitate the intraluminal placement of conventional and steerable guidewires beyond stenotic lesions, including chronic total occlusions (CTO), prior to PTCA or stent intervention.

The NovaCross™ Microcatheter family, as a standalone device or when potentially integrated with the Company’s One & Done™ technology, is expected to create a collection of procedure related kits that are customized for the LIBERTY™ Robotic System. The LIBERTY® Robotic System is the first-ever disposable endovascular robotic system with remote operation capabilities and small footprint designed to reduce the requirement of capital investment and Cath Lab space. The Company expects this integration to help revolutionize and standardize the way endovascular procedures are conducted, while eliminating barriers to access and increasing the adoption rate of robotics in the endovascular space.

The integration of technologies, such as the NovaCross™ Microcatheter family, fits well with the ecosystem strategy of the Company by allowing it to be competitive in the robotic as well as the instruments market for endovascular procedures, with the aim to integrate imaging and big data capabilities in the future. The Company believes the achievement of the LIBERTY Robotic System ecosystem will allow Microbot Medical to advance the adoption of robotics in the endovascular space, globally.

“The addition of Nitiloop’s innovative, FDA cleared microcatheter family complements the unique robotic ecosystem we are establishing for endovascular procedures. This is expected to further assist us in executing our strategic plan of becoming a complete procedure-based company, allowing Microbot Medical to be competitive across the entire endovascular robotic space,” commented Harel Gadot, Chairman, President and CEO. “We believe the NovaCross™ family of products, once integrated into our existing technology platforms with the LIBERTY Robotic System and our future One & Done technology, will potentially standardize endovascular procedures globally and may finally allow accessibility to robotic technology for the millions that are in dire need of life-saving treatment.”

1 The Insight Partners market research study titled ‘Chronic total occlusion Market’

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and NovaCross™ Microcatheter family, the outcome of its studies to evaluate the Company’s other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct the Company’s Self-Cleaning Shunt’s early feasibility study which could adversely affect or delay such study, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, the failure or inability to integrate the NovaCross™ Microcatheter family, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754